UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report: (Date of earliest event reported): December 22, 2020

	Registrant; State of Incorporation;
Commission File Number	Address; and Telephone Number			IRS Employer Identification No.
1-11178	Revlon, Inc.			13-3662955
	Delaware
	One New York Plaza
	New York,	New York	10004
	212-527-4000

33-59650	Revlon Consumer Products Corporation			13-3662953
	Delaware
	One New York Plaza
	New York,	New York	10004
	212 -527-4000

Former Name or Former Address, if Changed Since Last Report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	N/A	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes	☐	No	☒
Revlon Consumer Products Corporation	Yes	☐	No	☒

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 22, 2020, certain of the subsidiaries of Revlon, Inc. and Helen of Troy Limited (the “Licensee”) entered into a Trademark License Agreement (the “Agreement”) to combine and revise the existing licenses that are in place between the parties. The Agreement grants the Licensee the exclusive right to use the “Revlon” brand in connection with the manufacture, display, advertising, promotion, labeling, sale, marketing and distribution of certain hair and grooming products until December 31, 2060 (with 3 additional 20-year renewal periods) in exchange for a one-time, upfront cash fee of $72,500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Grace Fu
Grace Fu
Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Grace Fu
Grace Fu
Deputy General Counsel and Secretary

Date: December 22, 2020